Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT dated as of March 6, 2013 (the “Agreement”) is entered into among GFI GROUP INC., a Delaware corporation (“GFI”), GFI HOLDINGS LIMITED, a company incorporated under the laws of England and Wales (the “Foreign Borrower”; together with GFI, the “Borrowers”), the Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated as of December 20, 2010 (as amended or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrowers have requested and the Required Lenders have agreed to (i) amend certain terms of the Credit Agreement and (ii) consent to the release of GFI Brokers LLC and Amerex Brokers LLC as Guarantors, in each case, as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                 The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Extending Lenders” means those Lenders agreeing to extend their Revolving Commitments to December 20, 2015 pursuant to the First Amendment, and any of their successors and permitted assigns of such Revolving Commitments in accordance with Section 11.06.  The Extending Lenders as of the First Amendment Effective Date are identified on Schedule 2.01.  The term “Extending Lender” shall also include any Lender agreeing to become an Extending Lender pursuant to (i) a written agreement as contemplated in the definition of “Non-Extending Lender” or (ii) an Assignment and Assumption with a Non-Extending Lender as contemplated by Section 11.06(i).

“First Amendment” means that certain First Amendment to Credit Agreement and Consent by and among GFI, the Foreign Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means March 6, 2013.

“Non-Extending Lenders” means those Lenders whose Revolving Commitments terminate on December 20, 2013 and any of their successors and permitted assigns of such Revolving Commitments in accordance with Section 11.06.  The Non-Extending Lenders as of the First Amendment Effective Date are identified on Schedule 2.01 hereto.  Notwithstanding anything to the contrary contained herein, any Non-Extending Lender may agree to become an Extending Lender and to extend the Maturity Date with respect to its Revolving Commitments, Revolving Loans and participations in L/C Obligations to December 20, 2015 pursuant to a written agreement with the Borrower and acknowledged by the Administrative Agent.  For the avoidance of doubt, the parties hereto agree that the extension of the Maturity Date by a Non-Extending Lender described herein shall occur automatically on the date such written agreement is delivered to the Administrative Agent without the need for any amendment to this Agreement.

“Unrestricted Cash” means as of any date of determination, all cash and Cash Equivalents of GFI and its Subsidiaries on such date that (a) does not appear (or would not be required to appear) as “restricted” on the balance sheet of GFI and its Subsidiaries, (b) is not subject to a Lien in favor of any Person other than statutory Liens in favor of any depositary bank where such cash is maintained, (c) does not consist of or constitute “deposits” or sums legally held by GFI or any Subsidiary in trust for another Person whether or not segregated in separate accounts, (d) is not subject to any contractual restriction or obligation regarding the payment thereof for a particular purpose (including insurance proceeds that are required to be used in connection with the repair, restoration or replacement of any property of GFI or any Subsidiary), and (e) is otherwise generally available for use by GFI and its Subsidiaries.

(b)                                 The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Aggregate Revolving Commitments” means, as of any date of determination, the aggregate Revolving Commitments of all the Lenders.  The aggregate amount of the Aggregate Revolving Commitments in effect on the First Amendment Effective Date is SEVENTY-FIVE MILLION DOLLARS ($75,000,000), which amount may be increased pursuant to Section 2.02(f) or reduced from time to time pursuant to the terms hereof.

(c)                                  The definition of “Alternative Currency Sublimit” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) SIXTY MILLION DOLLARS ($60,000,000).  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

(d)                                 The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Applicable Margin” means the following percentages per annum (as relevant to Commitment Fee, Letters of Credit and Eurocurrency Rate Loans and Base Rate Loans), based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a) for the most recent fiscal quarter of GFI:

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letters of Credit & Eurocurrency Rate Loans	Base Rate Loans
1	< 1.0 to 1.0	1.00%	2.50%	1.50%
2	< 1.5 to 1.0 but > 1.0 to 1.0	1.10%	2.75%	1.75%
3	< 2.0 to 1.0 but > 1.5 to 1.0	1.20%	3.00%	2.00%
4	< 2.5 to 1.0 but > 2.0 to 1.0	1.30%	3.25%	2.25%
5	> 2.5 to 1.0	1.40%	3.50%	2.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) in connection with the financial statements referred to in Sections 7.01(a) and (b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Margin shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.  The Applicable Margin in effect from the First Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a) for the fiscal quarter ending March 31, 2013 shall be determined based upon Pricing Tier 4.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.09(b).

(e)                                  The definition of “Change in Law” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

(f)                                   The definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting “or the successor thereto if the British Bankers Association is no longer making a LIBOR Rate available” immediately after “the British Bankers Association LIBOR Rate” and (ii) replacing each reference to “BBA LIBOR” with “LIBOR” therein.

(g)                                  Clause (d) in the definition of “Excluded Taxes” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

(d) any U.S. federal withholding Taxes imposed under FATCA.

(h)                                 The definition of “FATCA” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

(i)                                     The definition of “Lender” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns and, as the context requires, includes any L/C Issuers.  For the avoidance of doubt, (a) the term “Lender” shall include both Extending Lenders and Non-Extending Lenders and (b) a Lender can be an Extending Lender with respect to its Revolving Commitments having a Maturity Date of December 20, 2015 (if any) and it can also concurrently be a Non-Extending Lender with respect to its Revolving Commitments having a Maturity Date of December 20, 2013 (if any); provided, that, once the Maturity Date with respect to a Revolving Commitment has been extended it cannot be shortened without the consent of the Borrower and the applicable Lender.

(j)                                    The definition of “Letter of Credit Expiration Date” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Letter of Credit Expiration Date” means the day that is 30 days prior to the applicable Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

(k)                                 The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Maturity Date” means as of any date of determination and as applicable, (a) with respect to the non-extended Revolving Commitment and Revolving Loans of each Non-Extending Lender, December 20, 2013 and (b) with respect to any extended Revolving Commitment and Revolving Loans of each Extending Lender, December 20, 2015.

(l)                                     Clause (vii) in the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

(vii) after giving effect to such Acquisition, (a) the aggregate cash consideration (including any assumption of liabilities) for such Acquisition shall not exceed $75,000,000 and (b) the aggregate consideration (including any cash and non-cash consideration, promissory notes, assumption of liabilities, and any earn-out obligations) for all Acquisitions in any fiscal year shall not exceed $150,000,000; provided, if the Consolidated Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition) is greater than 2.5 to 1.0, (a) the aggregate cash consideration (including any assumption of liabilities) for any such Acquisition shall not exceed $25,000,000 and (b) the aggregate consideration (including any cash and non-cash consideration, promissory notes, assumption of liabilities, and any earn-out obligations) for all Acquisitions in any fiscal year shall not exceed $50,000,000; provided, further, if the Consolidated Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Acquisition) is less than 2.0 to 1.0, there shall be no limit on the size of any such Acquisition and the amount of consideration paid for any such Acquisition shall not count toward or be limited by, any of the baskets for Acquisitions described above.

(m)                             The definition of “Regulated Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Regulated Subsidiary” means GFI Brokers Limited, GFI Securities Limited, GFInet UK Limited, GFI Securities LLC, GFI (HK) Securities LLC, GFI Group Pte. Ltd., GFI Brokers LLC, and Amerex Brokers LLC and any other Subsidiary of GFI which is from time to time required by Law to maintain for trading purposes minimum levels of solvency, or capital, or net assets.

(n)                                 Section 2.01 of the Credit Agreement is hereby amended by deleting the second to last sentence of such section and replacing it in its entirety with the following:

Revolving Loans made to GFI and/or the Foreign Borrower may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(o)                                 Section 2.02(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a)                                 Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) the currency of such Loans and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Foreign Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars.  If the applicable Borrower fails to specify a Type of a Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of such Borrower’s failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(p)                                 Section 2.03(c) of the Credit Agreement is hereby amended by inserting the following new subsection (vii) at the end thereof:

(vii)                           It is understood and agreed that with respect to any Letters of Credit having an expiry date later than December 20, 2013, only the Extending Lenders shall have a participation interest in such Letters of Credit (each such participation interest to be based on and subject to such Extending Lender’s Pro Rata Share of only those Revolving Commitments with a Maturity Date of December 20, 2015).

(q)                                 Section 3.01(e) of the Credit Agreement is hereby amended by inserting the following paragraph immediately after the end of sub-clause (iv) therein:

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(r)                                    Article IV of the Credit Agreement is hereby amended by adding the following new Sections 4.08 and 4.09 at the end thereof:

4.08                        Eligible Contract Participant.  No Guarantor shall be deemed under this Article IV to be a guarantor of any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (a “Swap Obligation”) if such Guarantor was not an “eligible contract participant” as defined in §1a(18) of the Commodity Exchange Act, at the time the guarantee under this Article IV becomes effective with respect to such Swap Obligation and to the extent that the providing of such guarantee by such Guarantor would violate the Commodity Exchange Act; provided however that in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, each guarantee in this Article IV of the Obligations of such Guarantor by a Loan Party that is an “eligible contract participant” under the Commodity Exchange Act (determined before giving effect to this Article IV) with total assets exceeding $10 million (or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant”) and the provisions of Section 4.09 shall be taken into account.

4.09                        Keepwell.  Each Domestic Loan Party that is an “eligible contract participant” under the Commodity Exchange Act (determined before giving effect to this Section 4.09) with total assets exceeding $10 million (or such other Domestic Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant”) at the time the guarantee under this Article IV becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act as may be needed by such other Loan Party from time to time after a payment default under the Swap Obligation guaranteed by such other Loan Party to honor all of its Swap Obligations under this Article IV (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering any Domestic Loan Party’s undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  In addition, to the extent the Commodity Exchange Act requires a Foreign Loan Party to be an “eligible contract participant” under the Commodity Exchange Act, each Foreign Loan Party that is an “eligible contract participant” under the Commodity Exchange Act (determined before giving effect to this Section 4.09) with total assets exceeding $10 million (or such other Foreign Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant”) at the time the guarantee under this Article IV becomes effective with respect to any Swap Obligation that is a Foreign Obligation (a “Foreign Swap Obligation”), hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Foreign Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act as may be needed by such other Foreign Loan Party from time to time after a payment default under the Foreign Swap Obligation guaranteed by such other Foreign Loan Party to honor all of its Foreign Swap Obligations under this Article IV (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering any Foreign Loan Party’s undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The undertaking of each Loan Party under this

Section shall remain in full force and effect until the Obligations have been paid in full and the Commitments have expired or terminated.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Party that would otherwise not constitute an “eligible contract participant” under the Commodity Exchange Act.

(s)                                   Section 7.02 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (h); replacing “.” at the end of clause (i) with “; and” and (iii) inserting the following new clause (j) at the end thereof:

(j)                                    as soon as available, but in any event within 30 days after the end of each fiscal quarter of GFI, a duly completed certificate signed by a Responsible Officer of GFI, which shall contain calculations of the Unrestricted Cash of GFI and its Subsidiaries as of the end of such fiscal quarter.

(t)                                    The heading for and the lead in to Section 8.03 of the Credit Agreement are each hereby amended to read in their entireties as follows:

8.03                        Indebtedness.

Create, incur or assume any Indebtedness, except:

(u)                                 Section 8.03 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (k); replacing “.” at the end of clause (l) with “; and” and (iii) inserting the following new clause (m) at the end thereof:

(m)                             other unsecured Indebtedness incurred by any Domestic Loan Party so long as (i) no Default or Event of Default shall exist before or after giving effect to the incurrence of such Indebtedness and (ii) upon giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Consolidated Leverage Ratio is less than 2.5 to 1.0.

(v)                                 Section 8.06(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

(e)                                  GFI may make any additional Restricted Payments in an aggregate amount not to exceed $35,000,000 in the aggregate in any fiscal year so long as no Default or Event of Default has occurred and is continuing or would result therefrom; provided, if after giving effect to any Restricted Payment, the Consolidated Leverage Ratio is less than or equal to 2.50 to 1.0 but greater than or equal to 1.75 to 1.0 on a Pro Forma Basis as of the most recent fiscal quarter for which GFI has delivered financial statements pursuant to Section 7.01(a) or (b), the amount of such additional Restricted Payments made pursuant to this clause (e) shall be increased to an amount not to exceed $50,000,000 in the aggregate in any fiscal year so long as no Default or Event of Default has occurred and is continuing or would result therefrom; provided, further, if after giving effect to any Restricted Payment, the Consolidated Leverage Ratio is less than 1.75 to 1.0 on a Pro Forma Basis as of the most recent fiscal quarter for which GFI has delivered financial statements pursuant to Section 7.01(a) or (b), GFI shall be permitted to make unlimited Restricted Payments pursuant to this clause (e) so long as no Default or Event of Default has occurred and is continuing or would result therefrom; and

(w)                               Section 8.11(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a)                                 Consolidated Capital.  Permit Consolidated Capital at any time to be less than $375,000,000; provided that such minimum amount shall be increased at the end of each fiscal quarter of GFI, commencing with the fiscal quarter ending June 30, 2013, on a cumulative basis by the sum of (i) an amount equal to 35% of Consolidated Net Income (to the extent positive) for such period less (ii) the amount of dividends made with respect to the Capital Stock of GFI during such period to the extent such dividends are permitted by Section 8.06 and such dividends do not exceed $.05 per share of Capital Stock of GFI for such period; provided, further, that, notwithstanding the foregoing, in no event shall Consolidated Capital be required to be greater than $450,000,000 under this Section 8.11(a).

(x)                                 Section 8.11(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

(b)                                 Consolidated Leverage Ratio.  Commencing on the fiscal quarter ending December 31, 2012, permit the Consolidated Leverage Ratio as of the end of each fiscal quarter of GFI to be greater than 3.0 to 1.0; provided, however, if (x) the Consolidated Leverage Ratio as of the end of any fiscal quarter of GFI is greater than 2.5 to 1.0 and (y) the Unrestricted Cash of GFI and its Subsidiaries is greater than $135,000,000 as of such date, GFI shall, to the extent that the Unrestricted Cash of GFI and its Subsidiaries remains greater than $135,000,000 on the date that is 45 days after the end of such fiscal quarter, make payments within 5 Business Days of such date on the outstanding Revolving Loans in an amount that is equal to the lesser of (i) the Unrestricted Cash of GFI and its Subsidiaries in excess of $135,000,000 (net of Taxes required to be paid in connection with the movements of funds to facilitate such payment) or (ii) the amount necessary to cause the Consolidated Leverage Ratio as of such fiscal quarter end on a pro forma basis after giving effect to such payments of the outstanding Revolving Loans to be less than or equal to 2.5 to 1.0.

(y)                                 Section 11.06 of the Credit Agreement is hereby amended by inserting the following new subsection (i) at the end thereof:

(i)                                     Assignment by a Non-Extending Lender.  If a Non-Extending Lender assigns all or a portion of such Non-Extending Lender’s Revolving Commitment and Revolving Loans (including such Non-Extending Lender’s participations in L/C Obligations) to an Eligible Assignee pursuant to the terms of this Section 11.06, such Eligible Assignee may agree in the applicable Assignment and Assumption to become an Extending Lender with respect to such assigned Revolving Commitments, Revolving Loans and participations in such L/C Obligations and agree in the applicable Assignment and Assumption to extend the Maturity Date with respect to such assigned Revolving Commitments, Revolving Loans and participations in L/C Obligations to December 20, 2015.  For the avoidance of doubt, the parties hereto agree that the extension of the Maturity Date described above in this clause (i) with respect to any such assigned interest shall occur automatically on the effective date of the applicable Assignment and Assumption without the need for any amendment to this Agreement.

(z)                                  Schedule 2.01 to the Credit Agreement is hereby amended to read in its entirety as provided on Schedule 2.01 attached hereto.  Schedule 2.01 attached hereto also identifies the Extending Lenders and the Non-Extending Lenders as of the First Amendment Effective Date.

(aa)                          Exhibit D [Form of Assignment and Assumption] to the Credit Agreement is hereby amended by inserting the following new Sections 9 and 10 immediately following Section 8 therein:

9.                                      Election to become an Extending Lender:  By checking the box at the end of this Section 9, the Assignee hereby elects to become an Extending Lender under the Credit Agreement and acknowledges and agrees that as an Extending Lender, the Assigned Interest shall have a Maturity Date of December 20, 2015. ☐

10.                               Maturity Date:  For the avoidance of doubt, the Assigned Interest shall have a Maturity Date of [December 20, 2013 and the Assignee is therefore a Non-Extending Lender with respect to such Assigned Interest] [December 20, 2015 and the Assignee is therefore an Extending Lender with respect to such Assigned Interest] under the Credit Agreement.

[NOTE:  Sections 9 and 10 only to be included with respect to an assignment by a Non-Extending Lender.]

2.                                      Consent.

(a)                                 GFI hereby certifies that GFI Brokers LLC and Amerex Brokers LLC, as of the First Amendment Effective Date, are Regulated Subsidiaries as they are required by Law to maintain for trading purposes minimum levels of solvency, or capital, or net assets.  Pursuant to Section 4.01(e) of the Credit Agreement, no Subsidiary that is a Regulated Subsidiary is required to be a Guarantor.  Therefore, the Required Lenders hereby consent to the release of GFI Brokers LLC and Amerex Brokers LLC as Guarantors and, immediately up on the effectiveness of this Agreement, each of GFI Brokers LLC and Amerex Brokers LLC shall, automatically and without further action, be deemed released from its Guaranty under the Credit Agreement.

(b)                                 The above consent shall not modify or affect the Loan Parties’ obligations to comply fully with any duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future, except as expressly set forth herein. The above consent is limited solely to the matter described above, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Lender may have under the Credit Agreement or any other Loan Documents or under applicable law.

3.                                      Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)                                 receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrowers, the Guarantors, the Required Lenders and the Extending Lenders;

(b)                                 receipt by the Administrative Agent of a certificate of a Responsible Officer of each Borrower and each other Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel, (i) certifying that the Organization Documents of each Loan Party delivered on the Closing Date have not been amended, supplemented or otherwise modified since the Closing Date (except to the extent the Administrative Agent has been notified thereof in such certificate or in accordance with the Credit Agreement) and remain in full force and effect (as so amended, supplemented or otherwise modified, as applicable) as of the First Amendment Effective Date and (ii) attaching resolutions of each Loan Party in form and substance reasonably satisfactory to the Administrative Agent and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the First Amendment Effective Date;

(c)                                  receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is in good standing (to the extent the concept of good standing exists in such jurisdiction) and qualified to engage in business in its state of organization or formation;

(d)                                 receipt by the Administrative Agent of a favorable opinion of legal counsel to the Loan Parties dated as of the First Amendment Effective Date and addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(e)                                  receipt by the Administrative Agent, for the account of each Extending Lender (as defined in and after giving effect to the First Amendment) that provides the Administrative Agent with an executed counterpart of this Agreement on or before 5 p.m. Eastern time on March 6, 2013, of a fee equal to sixty-five basis points (0.65%) on the Revolving Commitment of each such Extending Lender after giving effect to this Agreement (as set forth on Schedule 2.01 hereto); and

(f)                                   receipt by the Administrative Agent and the Lenders of any other fees and expenses payable by GFI in connection with this Agreement.

4.                                      Miscellaneous.

(a)                                 The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)                                 Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)                                  The Borrowers and the Guarantors hereby represent and warrant as follows:

(i)                                     Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)                                  This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)                               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement other than those which have been obtained and are in full force and effect.

(iv)                              The representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

(v)                                 No event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)                                 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)                                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GFI:	GFI GROUP INC.,
a Delaware corporation, as a Borrower and, with
respect to the Foreign Obligations, as a Guarantor

By:
Name:
Title:

FOREIGN BORROWER:	GFI HOLDINGS LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

DOMESTIC GUARANTORS:	GFI GROUP LLC,
a New York limited liability company

By:
Name:
Title:

GFINET INC.,
a Delaware corporation

By:
Name:
Title:

GFI MARKETS LLC,
a Delaware limited liability company

By:
Name:
Title:

FENICS SOFTWARE INC.,
a Delaware corporation

By:
Name:
Title:

GFI GROUP INC.

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

FOREIGN GUARANTORS:	FENICS LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

FENICS SOFTWARE LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

GFINET EUROPE LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

GFI TP LTD.,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

GFI MARKETS LTD.,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

GFI NEWGATE LIMITED,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

GFI GROUP INC.

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

TRAYPORT, LTD.,
a company incorporated under the
laws of England and Wales

By:
Name:
Title:

By:
Name:
Title:

GFI GROUP INC.

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender and an L/C Issuer

By:
Name:
Title:

BANK OF MONTREAL,
as a Lender

	By:	Bank of Montreal — Chicago Branch

By:
Name:
Title:

	By:	Bank of Montreal — London Branch

By:
Name:
Title:

BARCLAYS BANK PLC,
as a Lender

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:
Name:
Title:

GFI GROUP INC.

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:
Name:
Title:

GFI GROUP INC.

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

Schedule 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Revolving Commitments	Pro Rata Share

Bank of America, N.A.*	$18,750,000.00	25.000000000%
The Royal Bank of Scotland PLC*	$18,750,000.00	25.000000000%
Barclays Bank PLC#	$18,750,000.00	25.000000000%
Bank of Montreal*	$11,250,000.00	15.000000000%
JPMorgan Chase Bank, N.A.*	$7,500,000.00	10.000000000%

Total:	$75,000,000.00	100.000000000%

Each of Bank of America, N.A., The Royal Bank of Scotland PLC, Bank of Montreal and JPMorgan Chase Bank, N.A. are Extending Lenders as of the First Amendment Effective Date.

Barclays Bank PLC is a Non-Extending Lender as of the First Amendment Effective Date.